Exhibit 99.1

Libbey Inc. 300 Madison Ave P.O. Box 10060 Toledo, OH 43699

NEWS RELEASE

AT THE COMPANY:
Kenneth Boerger
Vice President and Treasurer
(419) 325-2279

FOR IMMEDIATE RELEASE
THURSDAY, OCTOBER 27, 2011

LIBBEY INC. ANNOUNCES THIRD QUARTER 2011 RESULTS

•	Third Quarter Net Sales of $207.2 Million, an Increase of 3.6 Percent, Compared to $200.0 Million in the Prior-Year Quarter

•	Glass Operations Sales Increase 5.9 Percent in the Third Quarter of 2011, Compared to the Prior-Year Quarter

•	Income From Operations of $18.4 Million in the Third Quarter of 2011, Compared to Income From Operations of $15.7 Million in the Prior-Year Quarter

•	Net Income of $0.34 Per Diluted Share in the Third Quarter of 2011, Compared to $0.12 Per Diluted Share in the Prior-Year Quarter

•	Adjusted EBITDA of $33.1 Million in the Third Quarter of 2011, Compared to $28.1 Million in the Third Quarter of 2010

•	Working Capital as a Percentage of Last Twelve Month Sales of 25.7 Percent at September 30, 2011, an All Time Best for Any Third Quarter

TOLEDO, OHIO, OCTOBER 27, 2011--Libbey Inc. (NYSE Amex: LBY) announced today that sales for the third quarter of 2011 were $207.2 million, compared to $200.0 million in the third quarter of 2010, an improvement of 3.6 percent. Libbey reported net income of $7.1 million, or $0.34 per diluted share, for the third quarter ended September 30, 2011, compared to net income of $2.3 million, or $0.12 per diluted share, in the prior-year quarter. Excluding special items of $2.1 million of expense in the third quarter of 2011 and $2.4 million of expense in the third quarter of 2010, the Company had net income of $9.2 million (see Table 1) and diluted earnings per share of $0.45 during the third quarter of 2011 (the highest third quarter adjusted diluted earnings per share since the third quarter of 2003), compared to net income of $4.7 million and diluted earnings per share of $0.23 for the third quarter of 2010. The special items during the third quarter of 2011 included a $2.1 million charge for CEO transition expenses. The special items in the third quarter of 2010 included a write-down of decorating assets at the Company's Shreveport, Louisiana, facility and fees related to the secondary stock offering completed in August 2010, for which no proceeds were received by the Company.

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Third Quarter Results

For the quarter-ended September 30, 2011, net sales increased 3.6 percent (1.3 percent excluding currency impact) to $207.2 million, compared to $200.0 million in the year-ago quarter. Sales in the Glass Operations segment were $190.8 million, an increase of 5.9 percent (3.3 percent excluding the impact of currency on sales), compared to $180.2 million in the third quarter of 2010 (see Table 5). Primary contributors to the increased sales were a 47.9 percent increase in sales within our China sales region (40.2 percent excluding currency impact), an 8.0 percent increase in sales within our U.S. and Canadian sales region and a 5.2 percent increase in sales within our European sales region (a 4.0 percent decrease excluding the impact of currency). Sales within our Mexico sales region decreased 2.1 percent (excluding the currency impact, net sales were 5.2 percent lower than the prior year quarter). Sales to U.S. and Canadian retail glassware customers increased a very solid 8.8 percent. Glassware sales to U.S. and Canadian foodservice customers increased 4.8 percent during the third quarter of 2011, as shipments to foodservice customers were strong in August and September. Sales in the Other Operations segment were $16.6 million, compared to $20.0 million in the prior-year quarter. As a result of the sale of substantially all of the assets of our Traex subsidiary in late April 2011, sales of Traex products were lower by $4.2 million versus the prior year, accounting for more than the total $3.4 million decrease in sales for Other Operations. Partially offsetting the lack of sales of Traex products were increased sales to World Tableware customers of 7.2 percent during the quarter and a 2.6 percent increase in sales to Syracuse China customers.

The Company reported income from operations of $18.4 million during the quarter, compared to income from operations of $15.7 million in the year-ago quarter. Income from operations, excluding special items (see Table 1), was $20.4 million in the third quarter of 2011, compared to $18.0 million during the third quarter of 2010. The special items during the third quarter of 2011 included a $2.1 million charge for CEO transition expenses that were primarily non-cash charges related to accelerated vesting of previously issued equity compensation. The special items in the third quarter of 2010 included a write-down of decorating assets at the Company's Shreveport, Louisiana, facility and fees related to the secondary stock offering completed in August 2010, for which no proceeds were received by the Company. The improvement in income from operations was largely driven by the higher sales, a better mix of sales and higher production activity, as the special items were similar in amount in the third quarter of both 2011 and 2010.

Libbey reported earnings before interest and taxes (EBIT) of $20.6 million, compared to EBIT of $15.7 million in the year-ago quarter. Items that drove the improved EBIT included the higher sales, improved mix of sales and higher production activity discussed above and a translation gain of $1.7 million primarily as a result of fluctuations in the Mexican peso. EBIT, excluding special items (see Table 1), was $22.7 million in the third quarter of 2011, compared to $18.0 million during the third quarter of 2010. An increase of $2.3 million in other income (excluding special items) was primarily the translation impact of Libbey Mexico's net peso-denominated liability position. Segment EBIT (see Table 5) was $29.8 million for Glass Operations, compared to segment EBIT of $24.9 million in the year-ago quarter. Other Operations reported segment EBIT for the third quarter of 2011 of $3.0 million, compared to $2.8 million in the year-ago quarter.

Libbey reported that Adjusted EBITDA (see Table 3) was $33.1 million in the third quarter of 2011, compared to $28.1 million in the third quarter of 2010. The third quarter of 2010 included EBITDA related to Traex of $1.0 million.

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Interest expense decreased by $1.3 million to $10.6 million, compared to $11.9 million in the year-ago period, primarily as a result of the impact of the $40.0 million debt repayment completed in March 2011.

The effective tax rate decreased to 29.1 percent for the quarter-ended September 30, 2011, compared to 38.6 percent for the quarter-ended September 30, 2010. The effective tax rate was influenced by jurisdictions with recorded valuation allowances and changes in the mix of earnings with differing statutory rates.

Libbey reported net income of $7.1 million, or $0.34 per diluted share, for the third quarter ended September 30, 2011, compared to net income of $2.3 million, or $0.12 per diluted share, in the prior-year quarter. Excluding special items of $2.1 million of expense in the third quarter of 2011 and $2.4 million of expense in the third quarter of 2010, Libbey had net income of $9.2 million (see Table 1) and diluted earnings per share of $0.45 during the third quarter of 2011, compared to net income of $4.7 million and diluted earnings per share of $0.23 for the third quarter of 2010. The special items during the third quarter of 2011 included a $2.1 million charge for CEO transition expenses that were primarily non-cash charges related to accelerated vesting of previously issued equity compensation. The special items in the third quarter of 2010 included a write-down of decorating assets at the Company's Shreveport, Louisiana, facility and fees related to the secondary stock offering completed in August 2010, for which no proceeds were received by the Company.

Nine-Month Results

For the nine months ended September 30, 2011, sales increased 4.4 percent to $602.3 million, compared to $576.9 million in the first nine months of 2010. Excluding the impact of currency, sales increased 2.2 percent. Sales in the Glass Operations segment were $547.4 million, an increase of 6.0 percent (3.6 percent excluding the impact of currency on sales), compared to $516.2 million in the first nine months of 2010 (see Table 5). Primary contributors to the increased sales were a 60.5 percent increase in sales within our China sales region (53.2 percent excluding currency impact), an 11.0 percent increase in sales within our European sales region (3.4 percent excluding the impact of currency), and an 11.2 percent increase in sales within our International sales region, compared to the prior-year first nine months. Sales within our Mexico region were essentially flat (excluding the currency impact, sales decreased 4.9 percent). Sales to U.S. and Canadian foodservice glassware customers increased 2.2 percent. Sales to U.S. and Canadian retail customers increased 3.8 percent during the first nine months of 2011, compared to the first nine months of 2010. Sales to U.S. and Canadian business-to-business customers increased 9.3 percent during the first nine months of 2011, compared to the first nine months of 2010. Sales in the Other Operations segment were $55.4 million, compared to $61.2 million in the prior-year, reflecting the late April 2011 disposition of substantially all of the assets of Traex. Sales of Syracuse China products increased 4.5 percent and sales to World Tableware customers increased 3.1 percent. Sales of Traex products were lower by $7.5 million versus the prior year, as the result of the sale of substantially all of the assets of Traex in late April, and accounted for more than the total $5.8 million decrease in sales for Other Operations.

The Company reported income from operations of $53.8 million during the first nine months of 2011, compared to income from operations of $49.6 million in the year-ago period. Adjusted income from operations was $55.4 million for the first nine months of 2011, compared to $54.1 million in 2010 (see Table 2). Factors contributing to the increase in adjusted income from operations were higher sales, an improved mix of sales and lower natural gas costs, which were partially offset by the impact of lower capacity utilization at Libbey Mexico and increased selling, general and administrative expenses.

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EBIT was $59.3 million in the first nine months of 2011, compared to $107.3 million in the first nine months of 2010. Adjusted EBIT for the first nine months of 2011, as detailed in Table 2, was $56.8 million, compared to Adjusted EBIT of $55.2 million in the first nine months of 2010. Segment EBIT for the Glass Operations segment was $77.2 million during the first nine months of 2011, compared to segment EBIT of $71.5 million in the first nine months of 2010. The increase is primarily the result of increased sales. The Other Operations segment reported EBIT for the first nine months of 2011 of $9.6 million, compared to $11.0 million in the year-ago period, with the decrease being the result of slightly higher costs and the sale of substantially all of the assets of Traex in April 2011.

The special items in the first nine months of 2010 included a gain of $70.2 million, which represented the difference between the carrying value and the face value of the Payment in Kind (PIK) notes that were redeemed in February 2010. This gain was partially offset by the write-off of $13.4 million of unamortized fees and discounts on the refinanced floating rate senior notes and Asset Backed Loan (ABL) credit facility and call premium payments.
Libbey reported that Adjusted EBITDA, as detailed in Table 3, was $89.1 million in the first nine months of 2011, compared to Adjusted EBITDA of $86.2 million in the year-ago nine-month period.

Interest expense decreased by $0.3 million in the first nine months of 2011 to $32.9 million, compared to $33.2 million in the year-ago period. The decrease in interest expense was primarily attributable to the lower debt levels in 2011 which were partially offset by the fact that a portion of the Company's debt carried a low effective interest rate in January 2010, prior to the debt refinancing completed in February 2010.

The effective tax rate was 18.3 percent for the first nine months of 2011, compared to 9.1 percent for the first nine months of 2010. The effective tax rate was influenced by valuation allowances and changes in the mix of earnings with differing statutory rates.

Libbey reported net income of $21.5 million for the first nine months of 2011, or $1.04 per diluted share, compared to net income of $67.3 million, or $3.26 per diluted share, in the first nine months of 2010. Excluding special items of $2.5 million, Libbey had net income of $19.1 million (see Table 2) and diluted earnings per share of $0.92 for the first nine months of 2011, compared to net income of $15.2 million, or diluted earnings per share of $0.73 in the first nine months of 2010. The significant special items in the first nine months of 2011 included the $3.2 million gain on the sale of substantially all of the assets of Traex and a $3.4 million gain on the sale of land at Royal Leerdam, which were partially offset by $2.5 million in mostly non-cash CEO transition expenses and $2.8 million in expenses related to the redemption in March 2011 of $40.0 million of senior notes. The special items in the first nine months of 2010 included a gain of $70.2 million, which represented the difference between the carrying value and the face value of the New PIK notes that were redeemed in February 2010. This gain was partially offset by the write-off of $13.4 million of unamortized fees and discounts on the refinanced floating rate senior notes and ABL credit facility and call premium payments. Also included was a write-down of certain after-processing equipment within the Company's Glass Operations segment.

Working Capital and Liquidity

As of September 30, 2011, working capital, defined as inventories and accounts receivable less accounts payable, was $212.3 million, compared to $214.5 million at September 30, 2010. Working capital as a percentage of the last twelve months' net sales was 25.7 percent at September 30, 2011, compared to 27.3 percent at September 30, 2010.

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Free cash flow, as detailed in the attached Table 4, was a use of $12.5 million for the third quarter of 2011, compared to a use of $10.5 million in the third quarter of 2010. Free cash flow was a use of $6.0 million in the first nine months of 2011, compared to a use of $0.6 million in the first nine months of 2010, after adjusting for the payment of interest on the New PIK notes.

Libbey reported that it had available capacity of $85.0 million under its ABL credit facility as of September 30, 2011, with no loans currently outstanding. The Company also had cash on hand of $24.6 million at September 30, 2011, after reducing total borrowings by $7.1 million during the third quarter.

Solid Improvement in Glass Operations Segment Sales and Adjusted EBITDA

Stephanie A. Streeter, chief executive officer, said, “We were pleased with the overall sales improvements we saw, especially in China in the Glass Operations segment in the third quarter. We were also encouraged by the improved performance of the U.S. and Canadian retail and foodservice channels of distribution. We are especially proud of our adjusted EBITDA results of $33.1 million; a $5.0 million improvement over the third quarter of 2010, and our working capital reductions over the past twelve months. These improvements signal we continue to make progress towards our goal of improving our profitability and cash flow so that we can better align our capital structure over time."

Webcast Information

Libbey will hold a conference call for investors on Thursday, October 27, 2011, at 11 a.m. Eastern Daylight Time. The conference call will be simulcast live on the Internet and is accessible from the Investor Relations section of www.libbey.com. To listen to the call, please go to the website at least 10 minutes early to register, download and install any necessary software. A replay will be available for 30 days after the conclusion of the call.

This press release includes forward-looking statements as defined in Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements only reflect the Company's best assessment at this time and are indicated by words or phrases such as “goal,” “expects,” “ believes,” “will,” “estimates,” “anticipates,” or similar phrases. Investors are cautioned that forward-looking statements involve risks and uncertainty and that actual results may differ materially from these statements, and that investors should not place undue reliance on such statements. These forward-looking statements may be affected by the risks and uncertainties in the Company's business. This information is qualified in its entirety by cautionary statements and risk factor disclosures contained in the Company's Securities and Exchange Commission filings, including the Company's report on Form 10-K filed with the Commission on March 14, 2011. Important factors potentially affecting performance include but are not limited to increased competition from foreign suppliers endeavoring to sell glass tableware in the United States and Mexico; the impact of lower duties for imported products; global economic conditions and the related impact on consumer spending levels; major slowdowns in the retail, travel or entertainment industries in the United States, Canada, Mexico, Western Europe and Asia, caused by terrorist attacks or otherwise; significant increases in per-unit costs for natural gas, electricity, freight, corrugated packaging, and other purchased materials; high levels of indebtedness; high interest rates that increase the Company's borrowing costs or volatility in the financial markets that could constrain liquidity and credit availability; protracted work stoppages related to collective bargaining agreements; increases in expense associated with higher medical costs, increased pension expense associated with lower returns on pension investments and increased pension obligations; devaluations and other major currency fluctuations relative to the U.S. dollar and the Euro that could reduce the cost competitiveness of the Company's products compared to foreign competition; the effect of high inflation in Mexico and exchange

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rate changes to the value of the Mexican peso and the earnings and cash flow of Crisa, expressed under U.S. GAAP; the inability to achieve savings and profit improvements at targeted levels in the Company's operations or within the intended time periods; and whether the Company completes any significant acquisition and whether such acquisitions can operate profitably. Any forward-looking statements speak only as of the date of this press release, and the Company assumes no obligation to update or revise any forward-looking statement to reflect events or circumstances arising after the date of this press release.

Libbey Inc.:

•	is the largest manufacturer of glass tableware in the western hemisphere and one of the largest glass tableware manufacturers in the world;

•	is the leading manufacturer of tabletop products for the U.S. foodservice industry; and

•	supplies products to foodservice, retail, industrial and business-to-business customers in over 100 countries.

Based in Toledo, Ohio, since 1888, Libbey operates glass tableware manufacturing plants in the United States in Louisiana and Ohio, as well as in Mexico, China, Portugal and the Netherlands. Its Crisa subsidiary, located in Monterrey, Mexico, is the leading producer of glass tableware in Mexico and Latin America. Its Royal Leerdam subsidiary, located in Leerdam, Netherlands, is among the world leaders in producing and selling glass stemware to retail, foodservice and industrial clients. Its Crisal subsidiary, located in Portugal, provides an expanded presence in Europe. Its Syracuse China subsidiary designs and distributes an extensive line of high-quality ceramic dinnerware, principally for foodservice establishments in the United States. Its World Tableware subsidiary imports and sells a full-line of metal flatware and holloware and an assortment of ceramic dinnerware and other tabletop items principally for foodservice establishments in the United States. In 2010, Libbey Inc.'s net sales totaled $799.8 million.

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LIBBEY INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(dollars in thousands, except per-share amounts)
(unaudited)

	Three months ended September 30,
	2011	2010
Net sales	$207,246	$200,007
Freight billed to customers	511	457
Total revenues	207,757	200,464
Cost of sales (1)	162,873	158,779
Gross profit	44,884	41,685
Selling, general and administrative expenses (1)	26,739	25,335
Special charges (1)	(232)	700
Income from operations	18,377	15,650
Other income (1)	2,237	23
Earnings before interest and income taxes	20,614	15,673
Interest expense	10,559	11,855
Income before income taxes	10,055	3,818
Provision for income taxes	2,928	1,472
Net income	$7,127	$2,346

Net income per share:
Basic:	$0.35	$0.13
Diluted:	$0.34	$0.12

Weighted average shares:
Outstanding	20,182	18,148
Diluted	20,715	20,287

(1) Refer to Table 1 for Special Items detail.

LIBBEY INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(dollars in thousands, except per-share amounts)
(unaudited)

	Nine months ended September 30,
	2011	2010
Net sales	$602,274	$576,947
Freight billed to customers	1,760	1,311
Total revenues	604,034	578,258
Cost of sales (1)	473,168	454,665
Gross profit	130,866	123,593
Selling, general and administrative expenses (1)	77,365	72,878
Special charges (1)	(281)	1,088
Income from operations	53,782	49,627
(Loss) gain on redemption of debt (1)	(2,803)	56,792
Other income (1)	8,307	916
Earnings before interest and income taxes	59,286	107,335
Interest expense	32,929	33,243
Income before income taxes	26,357	74,092
Provision for income taxes	4,825	6,769
Net income	$21,532	$67,323

Net income per share:
Basic:	$1.07	$3.98
Diluted:	$1.04	$3.26

Weighted average shares:
Outstanding	20,079	16,928
Diluted	20,726	20,658

(1) Refer to Table 2 for Special Items detail.

LIBBEY INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(dollars in thousands)

	September 30, 2011	December 31, 2010
	(unaudited)
ASSETS:
Cash and cash equivalents	$24,583	$76,258
Accounts receivable — net	93,447	92,101
Inventories — net	171,217	148,146
Other current assets	13,900	6,437
Total current assets	303,147	322,942

Pension asset	14,383	12,767
Goodwill and purchased intangibles — net	188,259	192,474
Property, plant and equipment — net	263,437	270,397
Other assets	19,101	20,391
Total assets	$788,327	$818,971

LIABILITIES AND SHAREHOLDERS' EQUITY:
Accounts payable	$52,317	$59,095
Accrued liabilities	85,983	83,298
Pension liability (current portion)	5,975	2,330
Non-pension postretirement benefits (current portion)	5,017	5,017
Other current liabilities	1,891	7,281
Long-term debt due within one year	3,219	3,142
Total current liabilities	154,402	160,163

Long-term debt	403,055	443,983
Pension liability	90,464	115,521
Non-pension postretirement benefits	68,389	67,737
Other liabilities	17,374	20,301
Total liabilities	733,684	807,705

Common stock, capital in excess of par value and warrants	305,101	300,889
Retained deficit	(157,145)	(178,677)
Accumulated other comprehensive loss	(93,313)	(110,946)
Total shareholders’ equity	54,643	11,266
Total liabilities and shareholders’ equity	$788,327	$818,971

LIBBEY INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(dollars in thousands)
(unaudited)

	Three months ended September 30,
	2011	2010
Operating activities:
Net income	$7,127	$2,346
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation and amortization	10,357	10,040
Loss on asset sales	347	78
Change in accounts receivable	2,989	(15,355)
Change in inventories	(5,084)	(2,418)
Change in accounts payable	(7,855)	(15)
Accrued interest and amortization of discounts, warrants and finance fees	(7,135)	(8,996)
Pension & non-pension postretirement benefits	(11,530)	917
Restructuring charges	(262)	627
Accrued liabilities & prepaid expenses	3,673	7,099
Income taxes	2,578	1,129
Share-based compensation expense	2,398	741
Other operating activities	(2,293)	1,027
Net cash used in operating activities	(4,690)	(2,780)
Investing activities:
Additions to property, plant and equipment	(8,059)	(7,743)
Net proceeds from sale of Traex	158	—
Proceeds from asset sales and other	65	—
Net cash used in investing activities	(7,836)	(7,743)
Financing activities:
Net (repayments) on ABL credit facility	(2,105)	—
Other repayments	(4,673)	(878)
Debt issuance costs and other	(19)	—
Net cash used in financing activities	(6,797)	(878)
Effect of exchange rate fluctuations on cash	(403)	796
Decrease in cash	(19,726)	(10,605)
Cash at beginning of period	44,309	46,173
Cash at end of period	$24,583	$35,568

LIBBEY INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(dollars in thousands)
(unaudited)

	Nine months ended September 30,
	2011	2010
Operating activities:
Net income	$21,532	$67,323
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	32,265	30,994
(Gain) loss on asset sales	(6,449)	343
Change in accounts receivable	(1,813)	(28,967)
Change in inventories	(24,156)	(17,218)
Change in accounts payable	(7,183)	773
Accrued interest and amortization of discounts, warrants and finance fees	(6,309)	6,795
Gain on redemption of new PIK notes	—	(70,193)
Payment of interest on new PIK notes	—	(29,400)
Call premium on senior notes and floating rate notes	1,203	8,415
Write-off of finance fees & discounts on senior notes, old ABL and floating rate notes	1,600	4,986
Pension & non-pension postretirement benefits	(8,586)	3,788
Restructuring charges	(828)	3,023
Accrued liabilities & prepaid expenses	4,882	4,635
Income taxes	(7,168)	890
Share-based compensation expense	4,365	2,572
Other operating activities	(1,211)	408
Net cash provided by (used in) operating activities	2,144	(10,833)
Investing activities:
Additions to property, plant and equipment	(26,457)	(19,122)
Net proceeds from sale of Traex	13,000	—
Proceeds from asset sales and other	5,264	—
Net cash used in investing activities	(8,193)	(19,122)
Financing activities:
Other repayments	(4,770)	(969)
Other borrowings	—	215
Floating rate note payments	—	(306,000)
Senior note payments	(40,000)	—
Call premium on senior notes and floating rate notes	(1,203)	(8,415)
PIK note payment	—	(51,031)
Proceeds from senior secured notes	—	392,328
Stock options exercised	478	8
Debt issuance costs and other	(462)	(15,496)
Net cash (used in) provided by financing activities	(45,957)	10,640
Effect of exchange rate fluctuations on cash	331	(206)
Decrease in cash	(51,675)	(19,521)
Cash at beginning of period	76,258	55,089
Cash at end of period	$24,583	$35,568

In accordance with the SEC’s Regulation G, tables 1, 2, 3, 4 and 5 provide non-GAAP measures used in this earnings release and a reconciliation to the most closely related Generally Accepted Accounting Principle (GAAP) measure. Libbey believes that providing supplemental non-GAAP financial information is useful to investors in understanding Libbey's core business and trends. In addition, it is the basis on which Libbey's management assesses performance. Although Libbey believes that the non-GAAP financial measures presented enhance investors' understanding of Libbey's business and performance, these non-GAAP measures should not be considered an alternative to GAAP.

Table 1
Reconciliation of "As Reported" Results to "As Adjusted" Results - Quarter
(Dollars in thousands, except per-share amounts)
(unaudited)
	Three months ended September 30,
	2011			2010
	As Reported	Special Items	As Adjusted	As Reported	Special Items	As Adjusted
Net sales	$207,246	$—	$207,246	$200,007	$—	$200,007
Freight billed to customers	511	—	511	457	—	457
Total revenues	207,757	—	207,757	200,464	—	200,464
Cost of sales	162,873	154	162,719	158,779	578	158,201
Gross profit	44,884	(154)	45,038	41,685	(578)	42,263
Selling, general and administrative expenses	26,739	2,091	24,648	25,335	1,096	24,239
Special charges	(232)	(232)	—	700	700	—
Income from operations	18,377	(2,013)	20,390	15,650	(2,374)	18,024
Other income	2,237	(81)	2,318	23	—	23
Earnings before interest and income taxes	20,614	(2,094)	22,708	15,673	(2,374)	18,047
Interest expense	10,559	—	10,559	11,855	—	11,855
Income before income taxes	10,055	(2,094)	12,149	3,818	(2,374)	6,192
Provision for income taxes	2,928	—	2,928	1,472	—	1,472
Net income	$7,127	$(2,094)	$9,221	$2,346	$(2,374)	$4,720

Net income per share:
Basic	$0.35	$(0.10)	$0.46	$0.13	$(0.13)	$0.26
Diluted	$0.34	$(0.10)	$0.45	$0.12	$(0.12)	$0.23

Weighted average shares:
Outstanding	20,182			18,148
Diluted	20,715			20,287

	Three months ended September 30, 2011				Three months ended September 30, 2010
Special Items Detail (income) expense:	Restructuring Charges (1)	Sale of Traex (2)	CEO transition expenses (3)	Total Special Items	Restructuring Charges (1)	Equity Offering Fees (4)	Total Special Items
Cost of sales	$154	$—	$—	$154	$578	$—	$578
SG&A	—	—	2,091	2,091	—	1,096	1,096
Special charges	(232)	—	—	(232)	700	—	700
Other (income) expense	—	81	—	81	—	—	—
Total Special Items	$(78)	$81	$2,091	$2,094	$1,278	$1,096	$2,374

(1) Restructuring charges are related to the closure of our decorating operations at our Shreveport manufacturing facility.
(2) Expenses related to the sale of substantially all of the assets our Traex subsidiary in April, 2011.
(3) CEO transition expenses primarily represent non-cash charges related to accelerated vesting of previously issued equity compensation.
(4) Equity offering fees are related to the secondary stock offering completed in August 2010, for which the Company received no proceeds.

Table 2
Reconciliation of "As Reported" Results to "As Adjusted" Results - Nine Months
(Dollars in thousands, except per-share amounts)
(unaudited)	Nine months ended September 30,
	2011			2010
	As Reported	Special Items	As Adjusted	As Reported	Special Items	As Adjusted
Net sales	$602,274	$—	$602,274	$576,947	$—	$576,947
Freight billed to customers	1,760	—	1,760	1,311	—	1,311
Total revenues	604,034	—	604,034	578,258	—	578,258
Cost of sales	473,168	197	472,971	454,665	2,320	452,345
Gross profit	130,866	(197)	131,063	123,593	(2,320)	125,913
Selling, general and administrative expenses	77,365	1,706	75,659	72,878	1,096	71,782
Special charges	(281)	(281)	—	1,088	1,088	—
Income from operations	53,782	(1,622)	55,404	49,627	(4,504)	54,131
(Loss) gain on redemption of debt	(2,803)	(2,803)	—	56,792	56,792	—
Other income	8,307	6,901	1,406	916	(130)	1,046
Earnings before interest and income taxes	59,286	2,476	56,810	107,335	52,158	55,177
Interest expense	32,929	—	32,929	33,243	—	33,243
Income before income taxes	26,357	2,476	23,881	74,092	52,158	21,934
Provision for income taxes	4,825	—	4,825	6,769	—	6,769
Net income	$21,532	$2,476	$19,056	$67,323	$52,158	$15,165

Net income per share:
Basic	$1.07	$0.12	$0.95	$3.98	$3.08	$0.90
Diluted	$1.04	$0.12	$0.92	$3.26	$2.52	$0.73
Weighted average shares:
Outstanding	20,079			16,928
Diluted	20,726			20,658

	Nine months ended September 30, 2011						Nine months ended September 30, 2010
Special Items Detail-(income) expense:	Sale of Land(1)	Restructuring Charges(2)	Finance Fees (3)	Sale of Traex(4)	Other(5)	Total Special Items	Gain on PIK Notes(6)	Restructuring Charges(2)	Equity Offering and Finance Fees (3)	Other(7)	Total Special Items
Cost of sales	$—	$197	$—	$—	$—	$197	$—	$578	$—	$1,742	$2,320
SG&A	—	—	—	—	1,706	1,706	—	—	1,096	—	1,096
Special charges	—	(281)	—	—	—	(281)	—	1,088	—	—	1,088
Loss (gain) on redemption of debt	—	—	2,803	—	—	2,803	(70,193)	—	13,401	—	(56,792)
Other (income) expense	(3,445)	—	—	(3,240)	(216)	(6,901)	—	130	—	—	130
Total Special Items	$(3,445)	$(84)	$2,803	$(3,240)	$1,490	$(2,476)	$(70,193)	$1,796	$14,497	$1,742	$(52,158)

(1) Net gain on the sale of land at our Royal Leerdam facility.
(2) Restructuring charges are related to the closure of our Syracuse, New York, manufacturing facility, our Mira Loma, California, distribution center and the decorating operations at our Shreveport manufacturing facility.
(3) Includes the write-off of unamortized finance fees and discounts and call premium payments on the $40.0 million senior notes redeemed in March 2011 and floating rate senior notes refinanced in February 2010, unamortized finance fees on the refinanced credit facility in February 2010, and equity offering fees related to the secondary stock offering completed in August 2010 for which the Company received no proceeds.
(4) Gain on the sale of substantially all of the assets of our Traex subsidiary in April, 2011.
(5) SG&A includes CEO transition expenses of $2,511, net of an equipment credit of $805.
(6) Gain on PIK Notes is the difference between the carrying value and the face value of the PIK Notes when we redeemed them in February 2010.
(7) Includes a write down of certain after-processing equipment within our Glass Operations segment and other items.

Table 3
Reconciliation of Net Income to Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) and Adjusted EBITDA
(Dollars in thousands)

	Three months ended September 30,		Nine months ended September 30,
	2011	2010	2011	2010
Reported net income	$7,127	$2,346	$21,532	$67,323
Add:
Interest expense	10,559	11,855	32,929	33,243
Provision for income taxes	2,928	1,472	4,825	6,769
Depreciation and amortization	10,357	10,040	32,265	30,994
EBITDA	30,971	25,713	91,551	138,329
Add: Special items before interest and taxes	2,094	2,374	(2,476)	(52,158)
Adjusted EBITDA	$33,065	$28,087	$89,075	$86,171

Table 4
Reconciliation of Net Cash (used in) provided by Operating Activities to Free Cash Flow
(Dollars in thousands)
	Three months ended September 30,		Nine months ended September 30,
	2011	2010	2011	2010

Net cash (used in) provided by operating activities	$(4,690)	$(2,780)	$2,144	$(10,833)
Capital expenditures	(8,059)	(7,743)	(26,457)	(19,122)
Net proceeds from sale of Traex	158	—	13,000	—
Proceeds from asset sales and other	65	—	5,264	—
Payment of interest on New PIK Notes	—	—	—	29,400
Free Cash Flow	$(12,526)	$(10,523)	$(6,049)	$(555)

Table 5
Summary Business Segment Information
(Dollars in thousands)
	Three months ended September 30,		Nine months ended September 30,
	2011	2010	2011	2010
Net Sales:
Glass Operations(1)	$190,813	$180,225	$547,353	$516,184
Other Operations(2)	16,597	19,953	55,448	61,203
Eliminations	(164)	(171)	(527)	(440)
Consolidated	$207,246	$200,007	$602,274	$576,947

Segment Earnings before Interest & Taxes (Segment EBIT) (3)
Glass Operations(1)	$29,801	$24,928	$77,165	$71,542
Other Operations(2)	2,978	2,772	9,619	11,011
Segment EBIT	$32,779	$27,700	$86,784	$82,553

Reconciliation of Segment EBIT to Net Income:
Segment EBIT	$32,779	$27,700	$86,784	$82,553
Retained corporate costs (4)	(10,071)	(9,653)	(29,974)	(27,376)
Consolidated Adjusted EBIT	22,708	18,047	56,810	55,177
(Loss) gain on redemption of debt	—	—	(2,803)	56,792
Gain (expense) on sale of Traex assets	(81)	—	3,240	—
Gain on sale of land	—	—	3,445	—
Restructuring and other charges	78	(1,278)	1,105	(4,483)
Other special charges	(2,091)	(1,096)	(2,511)	(151)
Special Items before interest and taxes	(2,094)	(2,374)	2,476	52,158
Interest expense	(10,559)	(11,855)	(32,929)	(33,243)
Income taxes	(2,928)	(1,472)	(4,825)	(6,769)
Net income	$7,127	$2,346	$21,532	$67,323

Depreciation & Amortization:
Glass Operations(1)	$9,999	$9,517	$30,779	$29,386
Other Operations(2)	11	178	257	549
Corporate	347	345	1,229	1,059
Consolidated	$10,357	$10,040	$32,265	$30,994

(1) Glass Operations—includes worldwide sales of glass tableware from domestic and international subsidiaries.
(2) Other Operations—includes worldwide sales of ceramic dinnerware, metal tableware, hollowware and serveware. Plastic items were sold through April 28, 2011.
(3) Segment EBIT represents earnings before interest and taxes and excludes amounts related to certain items we consider not representative of ongoing operations, as well as, certain retained corporate costs.
(4) Retained corporate costs includes certain headquarter, administrative and facility costs, and other costs that are not allocable to the reporting segments.